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                                                                     EXHIBIT 8.1

                SUBSIDIARIES OF SHINHAN FINANCIAL GROUP CO., LTD.

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                                                                 JURISDICTION OF
NAME                                                              INCORPORATION
----                                                             ---------------
Shinhan Bank                                                          Korea
Chohung Bank                                                          Korea
Shinhan Card Co., Ltd.                                                Korea
Shinhan Capital Co., Ltd.                                             Korea
Goodmorning Shinhan Securities Co., Ltd.                              Korea
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